SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                 April 17, 2002
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

 Delaware                                    1-7182                   13-2740599
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(State or Other                           (Commission           (I.R.S. Employer
 Jurisdiction of                          File Number)       Identification No.)
 Incorporation)

4 World Financial Center, New York, New York                               10080
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)

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Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three months ended March 29, 2002 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated April 17, 2002. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

On April 17, Merrill Lynch reported first quarter net earnings of $647 million, 26% lower than the first quarter of 2001 and 32% higher than the 2001 fourth quarter net operating earnings(1). Earnings per common share were $0.75 basic and $0.67 diluted, compared with $1.04 basic and $0.92 diluted in the 2001 first quarter and $0.57 basic and $0.51 diluted on a net operating basis in the fourth quarter of 2001.

The pre-tax profit margin for the quarter was 19.9%, an increase of nearly five percentage points from the 2001 fourth quarter operating results and only one percentage point below the year-ago quarter in spite of a 21% decline in net revenues over the same period. Non-interest expenses declined nearly $1 billion from the 2001 first quarter. Non-compensation expenses were reduced by 18% from the fourth quarter 2001 operating results, and by 21% from the year-ago quarter. Annualized return on average common stockholders' equity in the first quarter of 2002 was 12.7%.

"Although the market environment did not improve meaningfully from the fourth quarter, the targeted actions we took to re-size our businesses are having a substantial positive impact on our financial performance," said Merrill Lynch chairman and chief executive officer David H. Komansky and Stan O'Neal, president and chief operating officer. "While we remain cautious about the near-term market environment, we are confident in our positioning and are sized appropriately. Merrill Lynch is pursuing organic growth opportunities in each of its businesses, and is positioned to benefit from powerful operating leverage as the market environment improves."




........................
(1) Fourth quarter 2001 net operating earnings, a measure considered relevant by management in comparing current and prior period results, excludes after-tax restructuring and other charges of $1.7 billion and $30 million of September 11th-related expenses.



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


BUSINESS SEGMENT REVIEW:
------------------------

GLOBAL MARKETS AND INVESTMENT BANKING (GMI)

GMI faced continued difficult market conditions in the first quarter. For the industry as a whole, global announced merger and acquisition volumes were the lowest since the second quarter of 1995, and global equity origination activity remained subdued. Partially offsetting these negative factors was a modest improvement in listed equity trading volumes over fourth quarter levels, and a favorable fixed income environment as interest rates stayed low and credit spreads narrowed.

Against this backdrop, GMI's revenues declined from the particularly strong 2001 first quarter, which included a gain related to the sale of certain energy-trading assets. Disciplined expense management limited the decline in margins from year-ago levels. Market share was maintained or increased in all key markets.

o GMI's pre-tax earnings were $658 million, 38% lower than the year-ago quarter, which included $84 million from the energy-trading business. Net revenues for the first quarter were $2.4 billion, 27% below the first quarter of 2001. Reductions in non-interest expenses of $495 million from the year-ago quarter limited the impact of the revenue decline on profitability, and resulted in a pre-tax margin of 27.1%.

o The 23% increase in GMI's net revenues from the fourth quarter was driven by strong performance across all trading businesses. Results in debt markets were particularly favorable, driven by increased net revenues in the interest rate and credit trading businesses. Equity derivatives also delivered higher revenues as a result of increased client activity.

o GMI's first quarter revenues included a $45 million pre-tax gain on the sale of the Securities Pricing Services business, which was largely offset by private equity write-downs.

o To better align functional and management responsibilities, the investment portfolio of Merrill Lynch's U.S. banks was transferred from Private Client to GMI during the first quarter. Accordingly, GMI's results now include income generated from this investment portfolio. The Private Client business continues to recognize net interest revenue for originating the deposits, while revenues and expenses associated with the management of the investment portfolio are recorded in GMI. Historical results of both segments have been restated to reflect this change.

o Merrill Lynch's investment banking business continued to demonstrate leadership during the quarter.



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



   - In global equity and equity-linked origination, Merrill Lynch increased market share to 15.4%, ranking #2. This strength was driven primarily by innovation and leadership in equity-linked products, where Merrill Lynch ranked #1 globally with a 24.3% market share.

   - In debt origination, Merrill Lynch ranked #2 globally with an 8.7% market share.

   - In global announced mergers and acquisitions, Merrill Lynch ranked #2 with a market share of 23.7%. More than half of Merrill Lynch's value of announced transactions during the quarter came from Europe, where Merrill Lynch ranked #1 with a 29.5% market share.



PRIVATE CLIENT
--------------

The operating environment for the Private Client business was subdued worldwide, as individual investor activity remained close to fourth quarter levels. The current market environment continues to reinforce the value of the professional investment advice provided by Merrill Lynch Financial Advisors. The significant actions taken in the fourth quarter to re-position the Private Client business outside the United States, combined with the global focus on expense savings and operating efficiencies over the past year, has produced margin improvement from the year-ago quarter despite reduced revenues.

o Private Client's pre-tax earnings were $255 million, 10% lower than the 2001 first quarter, on net revenues that were 14% lower, at $2.2 billion. Private Client's first quarter 2002 pre-tax margin was 11.4%, compared to 10.8% in the year-ago quarter. First quarter revenues included a residual pre-tax gain of $39 million related to the sale of the Canadian Private Client business. This gain was more than offset by transitional expenses associated with the refocusing of the Private Client business outside the United States and the pending closure of the service center in Denver. Results for all quarters of 2001 included the Canadian and other Private Client businesses outside the United States that were sold or re-sized last year.

o Private Client's first quarter net revenues were 5% lower than the fourth quarter of 2001, primarily because the fourth quarter included the operating revenues of the Canadian Private Client business. The decrease also reflects a reduction in transactional and net interest revenues, partially offset by an increase in fee-based revenues.

o Excluding the impact of the 2001 fourth quarter restructuring of the Private Client business outside the United States, net new money into Private Client accounts totaled $1 billion during the first quarter and total assets in client accounts declined 5% from the 2001 first quarter to $1.4 trillion. The decline in assets is due primarily to market depreciation.


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

o The fundamentals of Merrill Lynch's Private Client business remain strong. Merrill Lynch's multi-channeled service strategy continues to attract a favorable response from clients and Financial Advisors (FAs). Retention levels for top producing FAs remain high, and the new compensation plan introduced in the 2001 fourth quarter has been an effective FA recruiting tool. Assets in asset-priced accounts continued to show solid growth and represented 17% of total Private Client assets at the end of the first quarter of 2002, up from 14% at the end of the 2001 first quarter.



MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
----------------------------------------

MLIM produced a significant improvement in profitability while continuing to generate solid investment performance. Although assets under management remained essentially unchanged from fourth quarter 2001 levels, MLIM's profitability improved as a result of actions taken to integrate the investment platform, rationalize product offerings and reduce expenses.

o For the one-year period ending February 2002, 65% of MLIM assets under management were ahead of their benchmark or category median. In Barron's annual fund family survey, MLIM was one of only three fund families ranked with top quartile performance over the 1-, 5- and 10-year periods.

o MLIM's pre-tax earnings were $117 million, 24% higher than the 2001 first quarter on net revenues of $480 million, 15% lower than the year-ago quarter. The first quarter pre-tax margin was 24.4%, nearly 8 percentage points higher than in the 2001 first quarter. In addition to strong operating results, MLIM's first quarter revenues included a $17 million pre-tax gain on the sale of the Canadian retail mutual fund business.

o MLIM's results now include a share of income generated from the assets under management in money market funds sold through Private Client. Previously, this income was recorded entirely in Private Client. The Private Client business will continue to earn a spread for selling the funds, while revenues and expenses associated with the management of the funds are recorded in MLIM. The impact of this change is not material and all prior periods have been restated.

o Assets under management totaled $518 billion at the end of the first quarter, $7 billion, or 1%, less than the first quarter of 2001. The $11 billion decline since year-end was predominantly due to quarter-end outflows in MLIM's institutional money market funds which were largely recouped in early April.



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




FIRST-QUARTER INCOME STATEMENT REVIEW:
--------------------------------------


REVENUES

Net revenues were $5.1 billion, 21% lower than the 2001 first quarter.

Commission revenues were $1.2 billion, 18% below the 2001 first quarter. The decrease was due primarily to a global decline in client transaction volumes, particularly in listed equities and mutual funds. Commission revenues associated with trading of Nasdaq stocks were higher as institutional clients traded these stocks increasingly on an agency, rather than a principal, basis.

Principal transaction revenues declined 49% from the first quarter of 2001 to $877 million, reflecting lower debt and debt derivatives trading revenues than the particularly strong year-ago quarter which included the impact of the sale of certain energy-trading assets. Equity and equity derivative trading revenues were also lower than the 2001 first quarter. Principal transactions included unrealized gains related to equity investments held by a Merrill Lynch broker-dealer, principally offset by declines in the market value of selected credit positions in the 2002 first quarter.

Underwriting revenues were $478 million, 27% lower than the 2001 first quarter as a result of the decline in global origination activity. Strategic advisory revenues declined 36% from the 2001 first quarter due to a reduced volume of completed merger and acquisition transactions.

Asset management and portfolio service fees were $1.3 billion, down 6% from the first quarter of 2001. This decrease reflects a market-driven decline in equity assets under management.

Other revenues were $219 million, up $55 million from the 2001 first quarter. This increase is due primarily to the pre-tax gains from the sales of the Securities Pricing Services business and the Canadian Private Client and asset management businesses recorded in the 2002 first quarter.



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


Net interest profit was $811 million, 14% higher than the year-ago quarter, due primarily to growth in deposits and the related investment portfolios at Merrill Lynch's U.S. banks.


EXPENSES

Compensation and benefits expenses decreased 18% from the 2001 first quarter to $2.6 billion as a result of lower staffing levels and reduced profitability. Compensation and benefits expenses were 52.0% of net revenues for the first quarter of 2002, up from 50.6% in the first quarter of 2001.

Non-compensation expenses decreased 21% from the 2001 first quarter, to $1.4 billion. Details of significant changes in non-compensation expenses from the first quarter of 2001 follow:

o communications and technology costs were $474 million, down 21% due to reduced systems consulting costs, lower technology equipment depreciation and lower communications costs;

o occupancy and related depreciation was $238 million, 12% lower due primarily to lower rental expenses resulting from the fourth quarter 2001 restructuring initiatives;

o brokerage, clearing, and exchange fees were $198 million, down 16% resulting from lower transaction volumes;

o advertising and market development expenses were $150 million, down 28% due primarily to reduced spending on travel and advertising;

o professional fees decreased 8%, to $130 million, due largely to reduced spending on consulting services;

o office supplies and postage decreased 28% to $69 million due to lower levels of business activity; and

o other expenses were $173 million, down 19% due to a reduction in provisions for various business matters.



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In accordance with Statement of Financial Accounting Standards No. 142,
"Goodwill and Other Intangible Assets," goodwill is no longer being amortized. These assets will be tested for impairment in accordance with the provisions of this Statement. The discontinuation of goodwill amortization is the primary driver of reduced corporate segment expenses from the 2001 first quarter, which included $52 million of goodwill amortization.

Merrill Lynch's effective tax rate was 31.2%.


STAFFING

Merrill Lynch's full-time employees totaled 56,400 at the end of the quarter. The decline of 1,000 since year-end 2001 is due primarily to staffing reductions associated with the re-focusing of the Private Client business outside the United States, and the divestitures which occurred during the quarter in GMI and MLIM.

      *                    *                         *                     *

Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated expense savings and financial results and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, could cause actual results and experience to differ materially from the expectations expressed in these statements.


These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and additional factors described in Merrill Lynch's Annual Report on Form 10-K and subsequent reports on Form 8-K, which are available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.




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



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

         (c)      Exhibits
                  --------

                  (99)     Additional Exhibits

                           (i)    Preliminary   Unaudited  Earnings  Summary
                                  for the three months ended March 29, 2002 and supplemental information.





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








                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 MERRILL LYNCH & CO., INC.
                                    --------------------------------------------
                                                       (Registrant)





                                      By:       /s/ Thomas H. Patrick
                                   ---------------------------------------------
                                                    Thomas H. Patrick
                                                    Executive Vice President and
                                                    Chief Financial Officer


Date:    April 17, 2002


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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.    Description                                                 Page
-----------    -----------                                                 ----
(99)           Additional Exhibits                                        12-16

               (i) Preliminary Unaudited Earnings Summary for the three months ended March 29, 2002 and supplemental information.




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